UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

CBIZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio		44131
(Address of principal executive offices)		(Zip Code)

216-447-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on May 9, 2013. The following matters were voted on at the annual meeting:

1.	The stockholders elected management’s nominees for election as directors. The results of the vote taken were as follows:

Directors	For	Against	Abstain	Non Votes
Rick L. Burdick	36,791,295	1,740,534	64,209	5,827,615
Steven L. Gerard	37,515,422	1,048,817	31,799	5,827,615
Benaree Pratt Wiley	33,297,041	5,235,263	63,734	5,827,615

2.	The stockholders ratified the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The results of the vote taken were as follows:

For	44,103,952
Against	207,561
Abstain	112,140

3.	The stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the 2013 proxy statement. The results of the vote taken were as follows:

For	33,825,474
Against	4,739,937
Abstain	30,627
Non Votes	5,827,615

4.	The stockholders approved the passage of such other business as may properly be brought at the 2013 Annual Meeting. However, no other business was presented for vote at the meeting. The results of the vote taken were as follows:

For	26,803,870
Against	17,091,993
Abstain	527,790

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2013

CBIZ, Inc.

By:	/s/ Michael W. Gleespen
Name:	Michael W. Gleespen
Title:	Corporate Secretary